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                                                                  Exhibit (d)(3)

                                 MATRIXONE, INC.

                      Non-Qualified Stock Option Agreement

     MatrixOne, Inc., a Delaware corporation (the "Company"), hereby grants as of the [day] day of [month, year] to [name of Optionee] (the "Optionee"), an option to purchase a maximum of [number not exceeding available share limit] shares (the "Option Shares") of its Common Stock, $.01 par value ("Common Stock"), at the price of $[price] per share, on the following terms and conditions:

     1. Grant Under 1996 Stock Plan. This option is granted pursuant to and is governed by the Company's 1996 Stock Plan (the "Plan") and, unless the context otherwise requires, terms used herein shall have the same meaning as in the Plan. Determinations made in connection with this option pursuant to the Plan shall be governed by the Plan as it exists on this date. This option shall be void if the Plan is not approved by the Company's stockholders on or before September 30, 1997.

     2. Grant as Non-Qualified Stock Option; Other Options. This option shall be treated for federal income tax purposes as a Non-Qualified option (rather than an incentive stock option). This option is in addition to any other options heretofore or hereafter granted to the Optionee by the Company or any Related Corporation (as defined in the Plan), but a duplicate original of this instrument shall not effect the grant of another option.

     3. Vesting of Option if Business Relationship Continues. If the Optionee has continued to serve the Company or any Related Corporation in the capacity of an employee, officer, director or consultant (such service is described herein as maintaining or being involved in a "Business Relationship" with the Company), on the following dates, the Optionee may exercise this option for the number of shares of Common Stock set opposite the applicable date:

________________________________________________________________________________

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     The foregoing to the contrary notwithstanding, if the Board of Directors of the Company approves a proposed "change in control" of the Company (as defined in the Plan), if such transaction is thereafter consummated and if the Optionee has continued to

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serve the Company on the date of consummation, the Optionee may exercise this option in full; provided, however, that the Board of Directors may in connection with such approval elect to invalidate this provision.

     Notwithstanding the foregoing, in the event that any exercise of this option in whole or in part, or any acceleration of the vesting of such option due to the provisions set forth above relating to a "change in control" of the Company, would constitute an "excess parachute payment" as defined in Section 280G(b) of the Code, the exercise or the vesting of that portion of the option (or any acceleration thereof) shall not be permitted or shall not occur, as the case may be.

     The foregoing rights are cumulative and, while the Optionee continues to maintain a Business Relationship with the Company or any Related Corporation, may be exercised on or before the date which is ten (10) years from the date this option is granted. All of the foregoing rights are subject to Sections 4 and 5 hereof, as appropriate, if the Optionee ceases to maintain a Business Relationship with the Company and all Related Corporations.

     4.   Termination of Business Relationship.

          (a) Termination Other Than for Cause: If the Optionee's Business Relationship with the Company and all Related Corporations is terminated, other than by reason of death or disability as defined in Section 5 or termination for Cause as defined in Section 4(c), no further installments of this option shall become exercisable, and this option shall terminate (and may no longer be exercised) on the earlier of (i) sixty (60) days after the date the Business Relationship ceases, or (ii) the scheduled expiration date of this option. In such a case, the Optionee's only rights hereunder shall be those which are properly exercised before the termination of this option.

          (b) Termination for Cause: If the Optionee's Business Relationship with the Company or any Related Corporation is terminated for Cause (as defined in Section 4(c)), this option shall terminate upon the Optionee's receipt of written notice of such termination and shall thereafter not be exercisable to any extent whatsoever.

          (c) Definition of Cause: "Cause" shall mean conduct involving one or more of the following: (i) the substantial and continuing failure of the Optionee, after notice thereof, to render services to the Company or Related Corporation in accordance with the terms or requirements of the Optionee's Business Relationship with the Company; (ii) disloyalty, gross negligence, willful misconduct, dishonesty or breach of fiduciary duty to the Company or Related Corporation; (iii) the commission of an act of embezzlement or fraud;
(iv) deliberate disregard of the rules or policies of the Company or Related Corporation which results in direct or indirect loss, damage or injury to the Company or Related Corporation; (v) the unauthorized disclosure of any trade secret or confidential information of the Company or Related Corporation; or
(vi) the commission of an act which constitutes unfair competition with the Company or Related Corporation

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or which induces any customer or supplier to breach a contract with the Company or Related Corporation.

      5.  Death; Disability.

          (a) Death: If the Optionee dies while in a Business Relationship with the Company or any Related Corporation, this option may be exercised, to the extent otherwise exercisable on the date of his or her death, by the Optionee's estate, personal representative or beneficiary to whom this option has been assigned by will or the laws of descent and distribution, until the earlier of
(i) the specified expiration date of this option or (ii) 180 days from the date of the Optionee's death.

          (b) Disability: If the Optionee's Business Relationship with the Company and all Related Corporations is terminated by reason of his or her disability (as defined in the Plan), this option may be exercised, to the extent otherwise exercisable on the date of the termination of the Business Relationship, at any time within 180 days after such termination, but not later than the scheduled expiration date of this option.

          (c) Effect of Termination: At the expiration of the 180-day period provided in paragraph (a) or (b) of this Section 5 or the scheduled expiration date of this option, whichever is the earlier, this option shall terminate (and shall no longer be exercisable) and the only rights hereunder shall be those as to which the option was properly exercised before such termination.

      6. Partial Exercise. The Optionee may exercise this option in part at any time and from time to time within the above limits, except that the Optionee may not exercise this option for a fraction of a share unless such exercise is with respect to the final installment of stock subject to this option and cash in lieu of a fractional share must be paid, in accordance with Paragraph 13(G) of the Plan, to permit the Optionee to exercise completely such final installment. Any fractional share with respect to which an installment of this option cannot be exercised because of the limitation contained in the preceding sentence shall remain subject to this option and shall be available for later purchase by the Optionee in accordance with the terms hereof.

     7. Payment of Price. (a) The option price shall be paid in the following manner:

               (i)   in United States dollars in cash or by check;

               (ii) subject to Section 7(b) below, by delivery of shares of the Company's Common Stock having a fair market value (as determined by the Board of Directors of the Company or a committee appointed by the Board of Directors) equal as of the date of exercise to the cash exercise price of the option;

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               (iii) by delivery of an assignment satisfactory in form and substance to the Company of a sufficient amount of the proceeds from the sale of the Option Shares and an instruction to the broker or selling agent to pay that amount to the Company; or

               (iv)  by any combination of the foregoing.

          (b) Limitations on Payment by Delivery of Common Stock: If the Optionee delivers Common Stock held by the Optionee ("Old Stock") to the Company in full or partial payment of the option price, and the Old Stock so delivered is subject to restrictions or limitations imposed by agreement between the Optionee and the Company, an equivalent number of Option Shares shall be subject to all restrictions and limitations applicable to the Old Stock to the extent that the Optionee paid for the Option Shares by delivery of Old Stock, in addition to any restrictions or limitations imposed by this Agreement. Notwithstanding the foregoing, the Optionee may not pay any part of the exercise price hereof by transferring Common Stock to the Company unless such Common Stock has been owned by the Optionee free of any substantial risk of forfeiture for at least six months.

          (c) Permitted Payment by Recourse Note: In addition, if this paragraph is initialed below by the person signing this Agreement on behalf of the Company, the option price may be paid by delivery of the Optionee's three-year personal recourse promissory note bearing interest payable not less than annually at the applicable Federal rate, as defined in Section 1274(d) of the Code.

                                                ____________
                                                (initials)

      8. Restrictions on Resale. Option Shares may not be transferred without the Company's written consent except by will, by the laws of descent and distribution. Option Shares will be of an illiquid nature and will be deemed to be "restricted securities" for purposes of the Securities Act of 1933, as amended (the "Act"). Accordingly, such shares must be sold in compliance with the registration requirements of such Act or an exemption therefrom.

      9. Method of Exercising Option. Subject to the terms and conditions of this Agreement, this option may be exercised by written notice to the Company at its principal executive office, or to such transfer agent as the Company shall designate. Such notice shall state the election to exercise this option and the number of Option Shares for which it is being exercised and shall be signed by the person or persons so exercising this option. Such notice shall be accompanied by payment of the full purchase price of such shares, and the Company shall deliver a certificate or certificates representing such shares as soon as practicable after the notice shall be received. Such certificate or certificates shall be registered in the name of the person or persons so exercising this option (or, if

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this option shall be exercised by the Optionee and if the Optionee shall so request in the notice exercising this option, shall be registered in the name of the Optionee and another person jointly, with right of survivorship). In the event this option shall be exercised, pursuant to Section 5 hereof, by any person or persons other than the Optionee, such notice shall be accompanied by appropriate proof of the right of such person or persons to exercise this option.

     10. Option Not Transferable. This option is not transferable or assignable except by will or by the laws of descent and distribution. During the Optionee's lifetime only the Optionee can exercise this option.

     11. No Obligation to Exercise Option. The grant and acceptance of this option imposes no obligation on the Optionee to exercise it.

     12. No Obligation to Continue Employment. Neither the Plan, this Agreement, nor the grant of this option imposes any obligation on the Company or any Related Corporation to continue to maintain a Business Relationship with the Optionee.

     13. No Rights as Stockholder until Exercise. The Optionee shall have no rights as a stockholder with respect to the Option Shares until the date of issuance of a stock certificate to the Optionee. Except as is expressly provided in the Plan with respect to certain changes in the capitalization of the Company, no adjustment shall be made for dividends or similar rights for which the record date is prior to the date such stock certificate is issued.

     14. Capital Changes and Business Successions. The Plan contains provisions covering the treatment of options in a number of contingencies such as stock splits and mergers. Provisions in the Plan for adjustment with respect to stock subject to options and the related provisions with respect to successors to the business of the Company are hereby made applicable hereunder and are incorporated herein by reference.

     15. Withholding Taxes. If the Company or any Related Corporation in its discretion determines that it is obligated to withhold any tax in connection with the exercise of this option, the vesting or transfer of Option Shares acquired on the exercise of this option, or the making of a distribution or other payment with respect to the Option Shares, the Optionee hereby agrees that the Company or any Related Corporation may withhold from the Optionee's wages or other remuneration the appropriate amount of tax. At the discretion of the Company or Related Corporation, the amount required to be withheld may be withheld in cash from such wages or other remuneration or in kind from the Common Stock or other property otherwise deliverable to the Optionee on exercise of this option. The Optionee further agrees that, if the Company or any Related Corporation does not withhold an amount from the Optionee's wages or other remuneration sufficient to satisfy the withholding obligation of the Company or Related Corporation, the Optionee will make reimbursement on demand, in cash, for the amount underwithheld.

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     16.  Lock-up Agreement. The Optionee agrees that in connection with an underwritten public offering of Common Stock, upon the request of the Company or the managing or lead underwriter for such public offering, this option and the Option Shares may not be sold, offered for sale or otherwise disposed of without the prior written consent of the Company or such underwriter, as the case may be, for at least 180 days after the effectiveness of the registration statement filed in connection with such offering, or such longer period of time as the Board of Directors may determine if all of the Company's directors and officers agree to be similarly bound. The lock-up agreement established pursuant to this
Section 16 shall have perpetual duration.

     17. Provision of Documentation to Optionee. By signing this Agreement the Optionee acknowledges receipt of a copy of this Agreement and a copy of the Plan.

     18.  Miscellaneous.

          (a) Notices: All notices hereunder shall be in writing and shall be deemed given when sent by certified or registered mail, postage prepaid, return receipt requested, to the address set forth below. The addresses for such notices may be changed from time to time by written notice given in the manner provided for herein.

          (b) Entire Agreement; Modification: This Agreement constitutes the entire agreement between the parties relative to the subject matter hereof, and supersedes all proposals, written or oral, and all other communications between the parties relating to the subject matter of this Agreement. This Agreement may be modified, amended or rescinded only by a written agreement executed by both parties.

          (c) Severability: The invalidity, illegality or unenforceability of any provision of this Agreement shall in no way affect the validity, legality or enforceability of any other provision.

          (d) Successors and Assigns: This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, subject to the limitations set forth in Section 10 hereof.

          (e) Governing Law: This Agreement shall be governed by and interpreted in accordance with the laws of the Commonwealth of Massachusetts, without giving effect to the principles of the conflicts of laws thereof.

          (f) Legends: The Company may place a legend or legends on any stock certificate delivered to any holder of Option Shares reflecting the restrictions on transfer provided in this Agreement.

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     IN WITNESS WHEREOF, the Company and the Optionee have caused this instrument to be executed as of the date first above written.


                                                MATRIXONE, INC.
________________________________
Optionee


________________________________                By:________________________
Print Name of Optionee


________________________________                ___________________________
Street Address                                  Title


________________________________
City      State  Zip Code

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